UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico		00918
(Address of principal executive offices)		(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2013, Popular, Inc. (the “Corporation”) held its Annual Meeting of Stockholders. The matters considered and voted on by the Corporation’s stockholders at the Annual Meeting and the results of the vote of the stockholder were as follows:

Proposal 1

To elect two directors for a three-year term:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Joaquín E. Bacardí, III	78,403,015	969,096	129,322	16,034,476
David E. Goel	78,324,143	923,535	253,755	16,034,476

Proposal 2

To approve an advisory vote of the Corporation’s executive compensation program.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,931,360	1,153,671	416,402	16,034,476

As a participant in the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program, the Corporation is required to submit yearly to stockholders the vote related to the Corporation’s advisory vote on executive compensation program. Therefore, no proposal was submitted for a vote of stockholders in connection with the frequency of stockholder advisory votes on executive compensation.

Proposal 3

To approve and adopt amendments to the Corporation’s Omnibus Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,032,430	2,083,045	385,958	16,034,476

Proposal 4

To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2013.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
93,540,326	1,765,653	229,930	0

The press release issued by the Corporation in connection with the 2013 Annual Meeting of Stockholders is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release dated May 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: May 2, 2013	By: /s/ Jorge J. García
Jorge J. García Senior Vice President and Corporate Comptroller